PROMISSORY NOTE

$400,000                                                 March 21, 1997

     For VALUE RECEIVED the undersigned promises to pay the order of DAVID KORB the principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) with interest from the date hereof on the unpaid balance hereof on the following rates of interest during the following periods of time: (i) eight and one-half percent (8-1/2%) per annum for the period commencing on the date hereof and ending on March 20, 1998; and (ii) nine percent (9%) per annum commencing on March 21, 1998 and continuing thereafter until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of the holder at 6727 Lockout Road, San Jose, California 91520 or at such place as the legal holder hereof may designate in writing. The principal and interest shall be due and payable follows:

     Installments of principal, based upon a eighty-four (84) month amortization schedule, together with all accrued and unpaid interest thereon, shall be due and payable monthly commencing on July 1, 1997 and continuing on the first day of each calendar month thereafter until March 20, 2004 when all unpaid principal and interest shall be fully due and payable.

     Each, such installment shall, unless otherwise provided, be applied first to payment of interest then accrued and due on the unpaid principal balance, with the reminder applied to the unpaid principal.

     Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in revenue order of their maturity.

     In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within twenty (20) days after written notice to maker, or (b) default under the terms of any instrument securing this Note, and such default is not cured within thirty (30) days after written notice to maker, then in either such event (herein, an "Event of Default") the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. After the occurrence and during the existence of an Event of Default, the unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note shall bear interest at lesser of (i) the rate of twelve percent (12%) per annum or (ii) the Maximum Rate (as hereinafter defined) until paid.

     Except for the notice and cure provisions set fourth specifically herein, maker hereby waives demand, protest, presentment, notice of dishonor, notice of intent to accelerate, and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note.

     Upon the occurrence of an Event of Default, the holder of this Note may employ an attorney to enforce the holder's rights and remedies and maker hereby agrees to pay to the holder reasonable attorney's fees plus all other reasonable expenses incurred by the holder in enforcing any of the holder's rights and remedies upon an Event of Default. The rights and remedies of the holder an provided in this Note and may instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against the property described in any instrument securing this Note or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver of release of such rights or remedies or the right to exercise any of them at another time.

     All agreements between the maker and the holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder exceed interest computed at the highest lawful rate of interest applicable to this Note (the "Maximum Rate"). In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. If, from any circumstance whatsoever, interest would otherwise be payable to the holder in excess of interest computed at the Maximum Rate, the interest payable to the holder shall be reduced to interest computed at the Maximum Rate, the interest payable to the holder shall be reduced to interest computed at the Maximum Rate and if from any circumstance the holder shall ever receive anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the maker. All interest paid or agreed to be paid to the holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any removal or extension hereof) so that the interest herein for such full period shall not exceed interest computed at the Maximum Rate. This paragraph shall control all agreements between the maker and the holder. For purposes of determining the Maximum Rate, the Indicated Rate Ceiling specified in Texas Revised Civil Statutes, Article 5069-1.04 shall be used; however, if permitted by applicable law, the holder may implement any ceiling under applicable law used to compute the rate of interest hereunder by notice to the maker, to the extent and as required by such law. In no event shall the provisions of Chapter 15 of the Texas Credit Code, Texas Revised Civil Statutes, Article 5069-15.01, et seq. be applicable to the indebtedness evidenced by this Note. Notwithstanding the foregoing sentences, if either Section 501 or 511 of the Depository Institutions Deregulation and Monetary Control Act of 1980 (as amended) permit a higher Maximum Rate that Article 5069-1.04, such higher Maximum Rate shall apply.

     This Note shall be construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in Texas. Maker hereby agrees that Dallas County, Texas is the proper place for venue for any proceedings regarding this Note or the indebtedness evidenced hereby and that any legal proceedings regarding this Note shall be brought in the district courts of Dallas County, Texas.

     This Note is given for commercial business purposes.

     This Note is secured by a certain Collateral Assignment of Rights in Partnership Interest (the "Collateral Assignment") of even date herewith executed by maker. Reference is hereby made to the Collateral Assignment for a description of the security for this Note and the rights of the maker and the holder with respect to such security.

     THIS PROMISSORY NOTE AND THE OTHER DOCUMENTS DELIVERED IN CONNECTION HEREWITH CONSTITUTE PART OF A "LOAN AGREEMENT" FOR THE PURPOSES OF SECTION
36.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND, TOGETHER WITH THE SECURITY INSTRUMENTS REFERRED TO HEREIN, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                                   GLEN HILLS HOMES FOR AMERICA, INC.,
                                   A Texas Corporation

                                   By: /s/ Robert MacFarlane
                                   -------------------------------------
                                   Robert MacFarlane
                                   President